UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302.734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chesapeake Utilities Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2023. As of the record date for the Annual Meeting, March 9, 2023, 17,777,170 shares of the Company’s common stock, the Company’s only class of equity securities entitled to vote, were outstanding. Of these shares, 15,887,621 were present or represented by proxy at the Annual Meeting, which constituted a quorum for the transaction of business at the Annual Meeting. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

Proposal 1: The stockholders voted on the election of one Class II director nominee who was elected to the Company’s Board to serve a two-year term ending in 2025 and until a successor is elected and qualified. The stockholders also voted on the election of three Class III director nominees, each of whom was elected to the Company’s Board to serve a three-year term ending in 2026 and until their successors are elected and qualified. The separate tabulation of votes for each nominee is as follows: (i) Thomas J. Bresnan -13,308,221 votes for, 762,881 votes withheld; (ii) Ronald G. Forsythe, Jr. - 13,797,845 votes for, 273,257 votes withheld; (iii) Stephanie N. Gary - 13,925,763 votes for, 145,339 votes withheld; and (iv) Sheree M. Petrone - 13,937,736 votes for, 133,366 votes withheld. There were 1,816,519 broker non-votes for each nominee. There were no abstentions for any nominee.

Proposal 2: The stockholders voted to approve the Company’s 2023 Stock and Incentive Compensation Plan. The stockholders approved the 2023 Stock and Incentive Compensation Plan. There were 13,493,788 affirmative votes, 510,330 negative votes, 66,984 abstentions and 1,816,519 broker non-votes.

Proposal 3: The stockholders voted to approve, on an advisory non-binding basis, the compensation of our named executive officers pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “Say-on-Pay Proposal”). The stockholders approved, on an advisory non-binding basis, the Say-on-Pay Proposal. There were 13,462,565 affirmative votes, 532,753 negative votes, 75,784 abstentions and 1,816,519 broker non-votes.

Proposal 4: The stockholders voted, on an advisory non-binding basis, on the frequency that stockholder advisory votes, to approve the compensation of our named executive officers, will be taken (the “Say-on-Frequency Proposal”). The stockholders voted, on an advisory non-binding basis, for a 1 year interval for the Say-on-Frequency Proposal. There were 13,375,202 votes for a 1 year frequency, 83,000 votes for a 2 year frequency, and 547,151 votes for a 3 year frequency. There were 65,749 abstentions and 1,816,519 broker non-votes. In light of the results for the Say-on-Frequency Proposal, and consistent with the recommendation of the Company’s Board to stockholders in the Proxy Statement, the Company’s Board has determined that the Company will hold a non-binding advisory vote on the compensation of its named executive officers every year until the next required vote by stockholders on the frequency that stockholder advisory votes, to approve the compensation of our named executive officers, is taken.

Proposal 5: The stockholders voted to ratify, on the advisory non-binding proposal, the appointment of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The stockholders ratified, on an advisory non-binding basis, the appointment of Baker Tilly in this capacity. There were 15,744,784 affirmative votes, 108,712 negative votes and 34,125 abstentions. There were no broker non-votes for this matter.

Item 8.01	Other Events.

In accordance with the Company’s Bylaws which provide that no person shall be eligible to serve as a director of the Company after the annual meeting of stockholders following his or her seventy-fifth birthday, John R. Schimkaitis, Chair of the Board, and Calvert A. Morgan, Jr., Chair of the Corporate Governance Committee, did not stand for re-election at the Company’s 2023 Annual Meeting of Stockholders. In addition, Dianna F. Morgan, Chair of the Compensation Committee, did not seek re-election at the Company’s 2023 Annual Meeting of Stockholders.

On May 3, 2023, the Board appointed: (i) Dennis S. Hudson, III as Chair of the Corporate Governance Committee. Mr. Hudson has served as a director since 2009; (ii) Lisa G. Bisaccia as Chair of the Compensation Committee. Ms. Bisaccia has served as a director since 2021; and (iii) Jeffry M. Householder to serve as the Chair of the Board effective as of May 3, 2023. Jeffry M. Householder serves as the Company’s President and Chief Executive Officer and has served as a director of the Company since 2019. Mr. Householder succeeds John R. Schimkaitis, who has served as a director since 1996 and the Chair of the Board since 2015.

In accordance with the Company’s Bylaws and Corporate Governance Guidelines, if the Board elects to have a unified leadership structure that consolidates the Chair and Chief Executive Officer positions under a single individual, the Board shall also elect a Lead Director from among the independent directors. Accordingly, on May 3, 2023, the Board appointed Thomas J. Bresnan as the independent Lead Director of the Board. The Lead Director will have the duties and responsibilities assigned under our Bylaws and Corporate Governance Guidelines and otherwise as prescribed by the Board.

A copy of the press release detailing such appointments is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Chesapeake Utilities Corporation, dated May 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

May 5, 2023	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President and Chief Financial Officer